Exhibit 10.7

English Translation

Option Agreement

between

Shanghai Shengran Information Technology Co., Ltd.

And

Zeng Liqing, Wang Bin, Wang Haibing, Cheng Yunpeng, Wei Zhen

and Feng Yuliang

Signed on December 31, 2009 in Shanghai

Option Agreement

THIS OPTION AGREEMENT (“this Agreement”) is entered into on December 31, 2009 among the following parties (hereinafter referred to as the “Parties”):

Shanghai Shengran Information Technology Co., Ltd. (hereinafter referred to as the “Obligee”), a wholly foreign-owned enterprise established under the laws of the People’s Republic of China, with its registered address at Room 1206-1207, Building 20, Gem Tower, 487 Tianlin Road, Xuhui District, Shanghai.

And

Zeng Liqing, ID Card No.: 610113197001232130

Wang Haibing, ID Card No.: 342623198009143416

Wei Zhen, ID Card No.: 652421197504283170

Cheng Yunpeng, ID Card No.: 230103197705216813

Wang Bin, ID Card No.: 510502196504290433

Feng Yuliang, ID Card No.: 230107196712111551

Zeng Liqing, Wang Haibing, Wei Zhen, Cheng Yunpeng, Wang Bin and Feng Yuliang are hereinafter collectively referred to as the “Obligors” and Zeng Liqing, Wang Haibing, Wei Zhen, Cheng Yunpeng and Wang Bin are collectively referred to as the “Original Obligors”.

WHEREAS,

1.	Shanghai Taomee Network Technology Co., Ltd. (hereinafter referred to as “Shanghai Taomee”) is a limited liability company established within the territory of the People’s Republic of China;

2.	The Obligee and the Original Obligors have signed an option agreement (hereinafter referred to as the “Original Option Agreement”);

3.	Wang Haibing, Wei Zhen, Cheng Yunpeng and Wang Bin have signed an equity transfer agreement with Feng Yuliang. Under the said equity interest transfer agreement, Wang Haibing, Wei Zhen, Cheng Yunpeng and Wang Bin will transfer to Feng Yuliang the equity interest held by them representing in total 5.00% of the equity interest in Shanghai Taomee. After the equity transfer, the shareholders of Shanghai Taomee are Zeng Liqing, Wang Haibing, Wei Zhen, Cheng Yunpeng, Wang Bin and Feng Yuliang. The shareholding percentages are as shown in the following table:

Name	Amount of Contribution (RMB)	Shareholding Percentage
Wang Haibing	2,375,000	23.75%
Cheng Yunpeng	1,575,000	15.75%
Wei Zhen	1,737,500	17.375%
Wang Bin	812,500	8.125%
Zeng Liqing	3,000,000	30%
Feng Yuliang	500,000	5.00%

Total	10,000,000	100%

4.	The Obligee and the Obligors intend to re-sign an option agreement and, Feng Yuliang, as a new shareholder of Shanghai Taomee, is willing to become a party to this Agreement and exercises his rights and perform his obligations hereunder;

NOW, THEREFORE, the Parties hereto hereby agree as follows:

Article 1	Interpretations

“Business day” refers to any day on which companies and enterprises in China are normally open for business, excluding statutory holidays and Saturdays and Sundays.

“Closing Day”, for the purpose of exercising the option, refers to the day on which the price specified in Article 2.2 herein is paid.

Article 2	Option arrangement

2.1	The Obligors, according to the conditions provided for herein, severally and jointly grant to the Obligee the exclusive option to receive part or all of the shares held by the Obligors in Shanghai Taomee. Within the extent permitted by Chinese law, the Obligee may exercise this option at any time deemed appropriate thereby.

2.2	The Obligors shall, within ten (10) business days after receipt of the written notice (“Option Exercising Notice”) from the Obligee, transfer the equity interest to the Obligee or any third party designated thereby in accordance with the terms and conditions as agreed herein, if

(1) In the opinion of the Obligee or its legal counsel, Chinese law begins allowing overseas enterprises or individuals or wholly foreign-owned enterprises to invest in China and carry out the same business as Shanghai Taomee does; or

(2) In the opinion of the Obligee or its legal counsel, although Chinese law does not allow overseas enterprises or individuals or wholly foreign-owned enterprises to invest in China or carry out the same business as Shanghai Taomee does, the Obligee has found an enterprise or individual that meets the requirements of Chinese law to receive the equity interest.

2.3	The consideration for the equity interest to be transferred to the Obligee or any third party designated thereby according to the terms and conditions agreed herein shall be the lowest price permitted by the Chinese law at that time.

2.4	Before the Closing Day, the Obligors shall, according to the request of the Obligee or any third party designated thereby to jointly establish an escrow account controlled by an independent third party to accept the price paid by the Obligee or any third party designated thereby. On the Closing Day, the Obligee or any third party designated thereby shall pay the price as specified in Article 2.3 herein to the escrow account. The Obligors warrant to complete relevant equity interest transfer formalities at the administration for industry and commerce, and the Obligee or any third party designated thereby shall provide relevant necessary cooperation.

2.5	According to Article 2.2 herein, after the equity interest is transferred, after the Obligee or any third party designated thereby is registered in the register of shareholders, and after the Obligee or any third party designated thereby holds the certificate of capital contribution, the Obligors shall, within 3 business days after receiving the written notice from the Obligee, transfer the above-mentioned price from the above-mentioned escrow account to the account designated by the Obligee or any third party designated thereby.

2.6	The Obligors hereby agree that, if the Obligors transfer the equity interest at the lowest price permitted by the Chinese law applicable at that time, as described in the previous paragraph, all of the price obtained by the Obligors as a result shall be obtained by the Obligee or any third party designated thereby in the means designated by the Obligee.

2.7	The Obligee may, at any time after executing this Agreement, exercise part or all of the option under the Obligee for an unlimited number of times, unless all the equity interest of Shanghai Taomee is acquired thereby.

2.8	If the Obligee reasonably (after consulting with its legal counsel) believes that any change to any law, regulation or interpretation thereof will render it illegal for the Obligors to maintain or perform any of its obligations hereunder, the Obligee shall have the right to notify the Obligors of the fact and the Obligors and the Obligee shall consult in good faith (subject to the limitations caused by the above change) to seek a legal substitute method. If any legal substitute method exists by that time, the Obligors shall fully follow the Obligee’s requirements to implement such legal substitute method.

Article 3	Representations, warranties and commitments

3.1	The Obligors represent and warrant that:

(1)	The Obligors have the full right and authorization to sign and perform this Agreement;

(2)	The Obligors are not subject to any lawsuit, arbitration or other judiciary or administrative proceedings that are pending or that may materially affect the performance hereof;

(3)	The Obligors have not been declared bankrupt;

(4)	Except the equity interest pledge made by the Obligors to the Obligee, the equity interest held by the Obligors is not subject to any mortgage, pledge, liability or any other third-party encumbrance;

(5)	The option granted by the Obligors to the Obligee shall be exclusive. The Obligors shall not in any way grant any option or similar right to any third party.

3.2	During the term of this Agreement, the Obligors commits that:

(1)	the Obligors will sign the equity interest transfer agreement and the resolution of the shareholders’ meeting according to the provisions herein and assist the Obligee in handling the following matters: assisting the Obligee in obtaining the relevant necessary approvals from relevant governmental bodies for the equity interest transfer; assisting the Obligee in submitting the equity interest transfer agreement to the relevant administration for industry and commerce to modify the articles of association and the register of shareholders, and assisting the Obligee in handling all other relevant formalities;

(2)	except the equity interest pledge made by the Obligors to the Obligee, without prior written consent of the Obligee, the Obligors will not subject the equity interest to any other mortgage, pledge, liability or any other third-party encumbrance, and shall not transfer or gift the equity interest to any third party other than the Obligee or the third party designated by the Obligee or otherwise dispose of the equity interest;

(3)	the Obligors will promptly notify the Obligee of any event or received notice that may affect the equity interest and rights of the Obligors and may change the obligations of the Obligors hereunder or the performance of such obligations, and take actions and measures according to the reasonable instructions of the Obligee;

(4)	except the equity interest subscription option granted by the Obligors to the Obligee, the Obligors, without prior written consent of the Obligee, will not grant the equity interest subscription option or any other right of priority to any third party.

Article 4	Taxes and expenses

4.1	Each party hereto agrees to bear all the taxes incurred thereby in performing this Agreement, while the Obligee agrees to bear all the expenses (excluding taxes) incurred in the equity interest transfer hereunder.

Article 5	Default

5.1	If any party hereto breaches any of its representations, warranties and commitments made herein and any of its obligations hereunder, the breaching party shall compensate the non-breaching party for any and all the actual losses sustained thereby.

Article 6	Confidentiality

6.1	All of the content hereof shall be kept confidential. Without prior written consent of the Obligee, the Obligors shall not disclose any information herein to any third party. This provision will survive the termination hereof.

6.2	If disclosure of any confidential information herein is required by any law, court verdict, arbitral award or any decision by any governmental administrative body, such disclosure shall not be regarded as breaching the above Article 6.1.

Article 7	Transfer

7.1	The Obligors agree that any part or all of the option hereunder may be transferred by the Obligee to any third party who shall be regarded as one party hereto in exercising the option in accordance with the terms and conditions provided for herein and exercise/perform all of the rights/obligations of the Obligee hereunder.

Article 8	Severability and adverse interpretations

8.1	If any provision of this Agreement becomes invalid, illegal or unenforceable, such a provision will not affect the validity of the rest provisions of this Agreement. If at that time there is any arrangement that enables the above invalid, illegal or unenforceable provision to become valid, legal and enforceable, the Obligors, at the request of the Obligee, shall sign necessary documents or take certain actions to implement such arrangement.

8.2	Each party agrees to try the best to interpret this Agreement in a manner that enables all the provisions of this Agreement to be enforceable.

8.3	No provision shall be interpreted in any manner that is adverse to one party solely based on the reason that such provision is proposed by this party.

Article 9	Approval and registration

9.1	If any law or regulation of any jurisdiction allows and requests this Agreement to be approved and/or registered or filed by or with any governmental body, the Obligors shall follow the requirements of the Obligee to promptly handle relevant approval and/or registration or filing formalities and submit the evidencing documents for such formalities to the Obligee.

Article 10	Commitment to compensation

10.1	The Obligors commit that if the Obligee is punished or fined by any governmental body or suffers any other loss for the reason that this Agreement is declared illegal by any court of law of any jurisdiction or by any other body that has jurisdiction over this Agreement, the Obligors shall compensate in full all the losses sustained by the Obligee, including but not limited to the losses sustained by the Obligee, any penalty or fine imposed by any governmental body on the Obligee, and all the legal fees and other expenses / expenditures spent by the Obligee for the above issues.

Article 11	Governing law and settlement of disputes

11.1	This Agreement is governed by the law of the People’s Republic of China, including but not limited to the conclusion, performance, effectiveness and interpretation hereof.

11.2	Any dispute, controversy or request (the “Dispute”) arising out of or in connection with this Agreement shall be settled by the Parties through friendly negotiation. In case negotiation fails to settle the dispute, either party may submit it to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration in Shanghai in accordance with its then effective arbitration rules. The language to be used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding on the Parties.

11.3	The arbitral award shall be final and binding on and shall be accepted and enforced by the Parties hereto.

Article 13	Amendments and Supplements

13.1	Any amendment or supplement hereto shall be made by a written agreement duly executed by the Parties, which forms an integral part hereof and has the same legal force as this Agreement.

Article 14	Effectiveness and term

14.1	This Agreement will be signed and take effect on the day first above written. The validity of the Original Option Agreement will be automatically terminated when this Agreement takes effect.

14.2	This Agreement will terminate when the Obligee or any third party designated thereby acquires all the equity interest held by the Obligors in accordance with Article 2.1 herein, provided that such acquisition meets the requirements of the law of the People’s Republic of China.

Article 15	Miscellaneous

15.1	This Agreement constitutes an entire equity interest option agreement between the Obligee and the Obligors. Once executed, this Agreement will automatically replace and substitute any previous oral or written agreements relating to the said equity interest option. Where any of the above oral or written agreements relating to the equity interest option is inconsistent with this Agreement, this Agreement shall prevail.

15.2	This Agreement is executed in seven counterparts, one for each party hereto, and all these seven counterparts have the same legal force.

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[SIGNATURE PAGE OF THIS OPTION AGREEMENT]

The Obligee:

Shanghai Shengran Information Technology Co., Ltd.

Signature and company seal:	/s/ Zeng Liqing

Legal representative: Zeng Liqing

[seal: Shanghai Shengran Information Technology Co., Ltd. ]

The Obligors:

Zeng Liqing

Signature:	/s/ Zeng Liqing

Wang Haibing

Signature:	/s/ Wang Haibing

Wei Zhen

Signature:	/s/ Wei Zhen

Cheng Yunpeng

Signature:	/s/ Cheng Yunpeng

Wang Bin

Signature:	/s/ Wang Bin

Feng Yuliang

Signature:	/s/ Feng Yuliang